Exhibit 99.1


           FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. AND FBR ASSET
                             INVESTMENT CORPORATION
                          SHAREHOLDERS APPROVE MERGER


ARLINGTON, VA., MARCH 28, 2003 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR), and FBR Asset Investment Corporation (NYSE: FB) today announced that shareholders of the two companies, in separate special meetings, approved the previously announced merger.

Shareholders of Friedman, Billings, Ramsey Group, Inc. approved the merger with shares representing 99.93% of the voting power and 88.51% of the votes outstanding in support. Shareholders of FBR Asset Investment Corporation approved the merger with 75.5% of the shares voting and 71.83% of the total outstanding shares in favor of the transaction. In order to approve the merger, holders of a majority of the voting power of outstanding FBR Group shares and holders of more than two thirds of the outstanding FBR Asset shares were required to vote in favor of the merger.

The merger is expected to close before the opening of business on March 31, 2003 and the new company, which will assume the name Friedman, Billings, Ramsey Group, Inc., will begin trading new Class A common stock on the New York Stock Exchange under the symbol "FBR" on March 31, 2003. Subject to the approval of the new company's board of directors, it is expected that the new company will declare a dividend the week of April 1; the timing of the payment date for the dividend being consistent with the past practice of FBR Asset.

"The approval of this merger marks another significant milestone for our company," said Emanuel J. Friedman, Chairman and Co-CEO of Friedman, Billings, Ramsey Group, Inc. "At closing, the combined company will have total assets of more than $6.5 billion and a highly liquid balance sheet with equity capital of approximately $1 billion. The addition of the mortgage backed securities portfolio and an increased merchant banking business to the existing FBR platform of investment banking, institutional brokerage, and asset management furthers our goals of diversifying revenues and stabilizing earnings, while preserving the opportunities for growth."

"Through this transaction, FBR Group will become the 7th largest independently owned investment bank in the U.S. based on equity capital less goodwill," said Eric Billings, Vice Chairman and Co-CEO of Friedman, Billings, Ramsey Group, Inc. and Chairman and CEO of FBR Asset Investment Corporation. "The merger is expected to permit more efficient internal access to capital, enhancing our investment banking business and overall company growth while increasing the stability of our earnings. For FBR Asset shareholders, the combination provides internalized management and the opportunity for a new growth dynamic and consistent dividend with reduced leverage. For FBR Group shareholders, the merger will also be accretive to earnings and book value. The combination of the new company's significant cash dividend and enhanced growth opportunity, offers significant total return potential."

Friedman, Billings, Ramsey Group, Inc. provides investment banking, institutional brokerage, asset management and private client services through its operating subsidiaries and invests in mortgage backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on six industry sectors: financial services, real estate, technology, healthcare, energy and diversified industries. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington and Bethesda, also has offices in Atlanta, Boston, Charlotte, Chicago, Cleveland, Dallas, Denver, Irvine, London, New York, Portland, San Francisco, Seattle, and Vienna. As a result of the merger, FBR will elect REIT status for tax purposes. For more information, see http://www.fbr.com.
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FBR Asset Investment Corporation is a real estate investment trust (REIT) that invests in mortgage-backed securities and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses. Prior to the merger, FBR Asset has been externally managed by a subsidiary of Friedman, Billings, Ramsey Group, Inc., which has been a minority shareholder of FBR Asset.

                                     # # #

STATEMENTS CONCERNING FUTURE PERFORMANCE, DEVELOPMENTS, EVENTS, MARKET FORECASTS, REVENUES, EXPENSES, EARNINGS, RUN RATES AND ANY OTHER GUIDANCE ON PRESENT OR FUTURE PERIODS, CONSTITUTE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO A NUMBER OF FACTORS, RISKS AND UNCERTAINTIES THAT MIGHT CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM STATED EXPECTATIONS OR CURRENT CIRCUMSTANCES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF DEMAND FOR PUBLIC OFFERINGS, ACTIVITY IN THE SECONDARY SECURITIES MARKETS, INTEREST RATES, THE HIGH DEGREE OF RISK ASSOCIATED WITH TECHNOLOGY AND OTHER VENTURE CAPITAL INVESTMENTS, AVAILABLE TECHNOLOGIES, COMPETITION FOR BUSINESS AND PERSONNEL, AND GENERAL ECONOMIC, POLITICAL AND MARKET CONDITIONS

Media Contacts:
--------------
Bob Leahy 703-312-9745 or bleahy@fbr.com
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Bill Dixon 703-469-1092 or bdixon@fbr.com
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